UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):     November 21, 2003

Philadelphia Suburban Corporation
(Exact Name of Registrant Specified in Charter)

Pennsylvania	001-06659	23-1702594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

762 West Lancaster Avenue
Bryn Mawr, Pennsylvania	19010-3489
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:     (610) 527-8000

                                          Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.     Other Events.

     On November 21, 2003, Philadelphia Suburban Corporation announced that it had reached an agreement with ALLETE Water Services, Inc., a subsidiary of ALLETE, Inc., to acquire the capital stock of Heater Utilities, Inc., which owns water and wastewater systems located in North Carolina. The stock purchase agreement includes a payment of $48 million in cash and the assumption of approximately $28 million in debt. The closing is expected to occur during the second quarter of 2004 and is contingent upon receipt of regulatory approval. The acquisition will add customer locations in the areas of suburban Raleigh, Charlotte, Gastonia and Fayetteville, North Carolina.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILADELPHIA SUBURBAN CORPORATION

By:	ROY H. STAHL
Roy H. Stahl
Executive Vice President and General Counsel

Dated: November 26, 2003